As filed with the Securities and Exchange Commission on October 26, 2011

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

STAG Industrial, Inc.

(Exact name of registrant as specified in its governing instruments)

99 High Street, 28th Floor
Boston, Massachusetts 02110
(617) 574-4777

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Benjamin S. Butcher
Chairman, Chief Executive Officer and President
STAG Industrial, Inc.
99 High Street, 28th Floor
Boston, Massachusetts 02110
(617) 574-4777

 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jeffrey M. Sullivan, Esq. Karolyn E. Johnson, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612 Tel: (919) 786-2000 Fax: (919)786-2200	Gilbert G. Menna, Esq. Daniel P. Adams, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Tel: (617) 570-1000 Fax: (617) 523-1231

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-177131

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	$11,500,000	$1,318

(1)                                  Based on the public offering price.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-177131), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 26, 2011 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $11,500,000 of our Series A Cumulative Redeemable Preferred Stock for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on the 26th day of October, 2011.

STAG Industrial, Inc.

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ Benjamin S. Butcher	Chairman, Chief Executive Officer	October 26, 2011
	Benjamin S. Butcher	and President

	/s/ Gregory W. Sullivan	Chief Financial Officer, Executive	October 26, 2011
	Gregory W. Sullivan	Vice President and Treasurer
(principal financial and accounting officer)

	*	Director	October 26, 2011
F. Alexander Fraser

	*	Director	October 26, 2011
Jeffrey D. Furber

	*	Director	October 26, 2011
Larry T. Guillemette

	*	Director	October 26, 2011
Francis X. Jacoby III

	*	Director	October 26, 2011
Edward F. Lange, Jr.

	*	Director	October 26, 2011
Hans S. Weger

* By:	/s/ Benjamin S. Butcher
Benjamin S. Butcher
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US) relating to the legality of the securities being registered (including consent of such firm)

8.1	Opinion of DLA Piper LLP (US) regarding tax matters (including consent of such firm)

23.1	Consent of PricewaterhouseCoopers

23.2	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (previously filed in the registrant’s Registration Statement on Form S-11 (333-177131) and incorporated herein by reference)